UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

ROVI CORPORATION
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
DAVID LOCKWOOD
RAGHAVENDRA RAU
PHILIP A. VACHON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Engaged Capital, LLC, together with the other the participants named herein (collectively, “Engaged Capital”), has filed a preliminary proxy statement with the Securities and Exchange Commission and an accompanying WHITE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of three highly-qualified director nominees to the Board of Directors of Rovi Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 26, 2015, Engaged Capital issued the following press release:

Engaged Capital Files Preliminary Proxy Materials for the Election of Three Highly-Qualified Directors
at the 2015 Annual Meeting of Rovi Corporation

•	Files preliminary proxy materials for election of three highly qualified individuals to the Board of seven
•	Rovi requires long overdue refreshment of the Board
•	Engaged sought to work with the Board to improve strategy, cost structure, capital allocation, executive compensation and corporate governance

Newport Beach, CA, March 26, 2015 - Engaged Capital, LLC (“Engaged”), an investment firm specializing in small and mid-cap North American equities and beneficial owner of 549,900 shares of the common stock of Rovi Corporation (“ROVI” or the “Company”) (Nasdaq: ROVI), today filed preliminary proxy materials seeking the election of three highly-qualified directors at the May 13, 2015 Annual Meeting of ROVI.

Engaged has been a shareholder of ROVI since April 2013. Over this time, we have consistently sought to work constructively with the management and the Board in an effort to improve the Company’s strategy, cost structure, capital allocation, executive compensation, and corporate governance; all with the aim of creating long-term shareholder value.

For over a year we have attempted to engage with ROVI on a meaningful reconstitution of the Board. We believe that the Board’s collective lack of a substantial ownership interest in shares of Rovi has affected the Board’s ability to properly evaluate and address the serious challenges facing the Company. The Board, including President and CEO Thomas Carson, collectively own approximately 0.2% of the outstanding stock of the Company (excluding unvested restricted stock), despite a minimal ownership policy for the Company’s directors. Due to this Board’s governance failures and the Company’s lack of value creation, Engaged strongly believes that substantial change and fresh experience on the ROVI Board is critical to our goal of increasing value for all shareholders. Engaged remains firm in our conviction that the current Board will benefit greatly from new perspectives and different expertise.

We are disappointed the ROVI Board has failed to meaningfully engage with us on what we believe is a long overdue refreshment to the Board. While Engaged continues to be open to dialog with the Company to find a resolution that is in the best interests of shareholders, we filed preliminary proxy material with the Securities and Exchange Commission yesterday. Engaged is seeking the election of three highly qualified individuals to the ROVI Board, which is comprised of seven directors in total, at the 2015 Annual Meeting.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engaged Capital, LLC, together with the other the participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of three highly-qualified director nominees at the 2015 Annual Meeting of stockholders of Rovi Corporation, a Delaware corporation (the “Company”).

ENGAGED CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“Engaged Capital Offshore II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, David Lockwood, Raghavendra Rau and Philip A. Vachon (collectively, the “Participants”).

As of the date hereof, Engaged Capital Master I beneficially owned 207,172 shares of Common Stock. As of the date hereof, Engaged Capital Master II beneficially owned 342,728 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 207,172 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 207,172 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 342,728 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital Offshore II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 342,728 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 549,900 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 549,900 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 549,900 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. As of the date hereof, Messrs. Lockwood, Rau and Vachon do not directly or indirectly own any shares of Common Stock.

 About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

Shareholder Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com